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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]



                               September 12, 1996



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  STORM TECHNOLOGY, INC. (FORMERLY STORM PRIMAX, INC.)
          REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-06911)

Ladies & Gentlemen:

     As counsel to Storm Technology, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with a proposed issuance and sale by the Company of up to 3,162,500 shares of its common stock, par value $0.001 ("Common Stock") pursuant to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about May 26, 1996 (the "Registration Statement"), as amended.

     We have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 3,162,500 shares of Common Stock to be issued and sold by the Company (of which up to 412,500 shares are to be issued to cover over-allotments, if any) will be, upon effectiveness of the Registration Statement, duly authorized shares of Common Stock and, when issued against payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.
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Securities and Exchange Commission
September 12, 1996
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                              Respectfully submitted,


                              /s/ Gray Cary Ware & Friedenrich

                              GRAY CARY WARE & FREIDENRICH
                              A Professional Corporation